Exhibit 99.1

Investors: Don McCauley Chief Financial Officer Qualys, Inc. +1 (650) 801-6181 dmccauley@qualys.com	Media: John Christiansen/Stacy Roughan Sard Verbinnen & Co +1 (415) 618-8750/+1 (310) 201-2040 jchristiansen@sardverb.com/sroughan@sardverb.com

QUALYS ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

Revenue Growth of 17% Year-Over-Year

GAAP EPS Loss of $0.02, Non-GAAP EPS of $0.01

REDWOOD CITY, CA – May 6, 2013 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud security and compliance solutions, today announced financial results for the first quarter ended March 31, 2013. For the quarter, the Company reported revenues of $24.9 million, GAAP net loss of $0.6 million, non-GAAP net income of $0.3 million, adjusted EBITDA of $2.8 million, GAAP loss per diluted share of $0.02, and non-GAAP earnings per diluted share of $0.01.

Philippe Courtot, Chairman and Chief Executive Officer of Qualys, said, “We have kicked off 2013 with a solid first quarter performance, driving revenue growth from expanded relationships with existing customers, as well as from the continued addition of new customers and partners. In particular, we saw continued strong adoption of our high-growth Web Application Scanning (WAS) and Policy Compliance solutions by both existing and new customers in the quarter, demonstrating Qualys’ ability to continue to diversify our revenues. At the RSA Conference this year, we introduced key updates to our highly scalable cloud platform, including the release of version 3.0 of WAS. We remain confident in our outlook for 2013 as we continue to focus on innovation to drive revenue growth and to generate value for our shareholders.”

First Quarter 2013 Financial Highlights

Revenues: Revenues for the first quarter of 2013 increased by 17% to $24.9 million compared to $21.2 million in the same quarter last year. Revenue growth was driven by a combination of increased sales of subscriptions for additional solutions to existing customers, as well as sales of subscriptions to new customers.

Bookings: Four-Quarter Bookings (a non-GAAP financial measure) were $105.1 million for the four-quarter period ended March 31, 2013, an increase of $14.8 million, or 16%, compared to $90.3 million for the four-quarter period ended March 31, 2012. The increase in Four-Quarter Bookings was primarily due to sales of subscriptions for additional solutions to our existing customer base, as well as sales of subscriptions to new customers.

Gross Profit: GAAP gross profit for the first quarter of 2013 increased by 12% to $19.1 million compared to $17.0 million in the same quarter last year. GAAP gross margin was 77% for the first quarter of 2013 compared to 80% in the same quarter last year. Non-GAAP gross profit for the first quarter of 2013 increased by 12% to $19.2 million compared to $17.1 million in the same quarter last year. Non-GAAP gross margin was 77% for the first quarter of 2013, compared to 81% in the same quarter last year. The decrease in gross margin is related to increased depreciation resulting from higher levels of capital expenditures, which started in the second half of 2011 and continued through the first quarter of 2013 to support the growth of our business, including the deployment of new solutions and the expansion of our data center infrastructure.

Operating Income (Loss): GAAP operating loss for the first quarter of 2013 increased to $0.3 million compared to an operating loss of $0.1 million in the same quarter last year. GAAP operating margin remained constant at (1%) in the first quarter of 2013 and in the same quarter last year. Non-GAAP operating income for the first quarter of 2013 increased to $0.7 million compared to $0.5 million in the same quarter last year. Non-GAAP operating margin remained constant at 3% in the first quarter of 2013 and in the same quarter last year.

Net Income (Loss): GAAP net loss for the first quarter of 2013 was $0.6 million, or a net loss of $0.02 per diluted share, compared to a net loss of $0.3 million, or a $0.05 net loss per diluted share, in the same quarter last year. Non-GAAP net income for the first quarter of 2013 was $0.3 million, or $0.01 per diluted share, compared to a non-GAAP net income of $0.4 million, or a $0.02 net income per diluted share, in the same quarter last year.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2013 increased by 22% to $2.8 million compared to $2.3 million in the same quarter last year. As a percentage of revenues, adjusted EBITDA remained constant at 11% in the first quarter of 2013 compared to the same quarter last year.

First Quarter 2013 Business Highlights

Customers:

•

New customers include: Bank of Tokyo, Fair Isaac, HSH Nordbank, Limelight Networks, MAN Diesel & Turbo Brazil, Nationwide Insurance, Rovi, Sony Computer Entertainment, Universal Music Group, Verizon, Volkswagen Brazil, and Wellington Management.

•	Participated in the RSA Conference USA 2013 releasing new and updated solutions and meeting with more than one thousand current and prospective customers and partners.

New Products and Functionalities:

•

Released QualysGuard Vulnerability Management Connector for Amazon Web Services, which allows customers to perform continuous asset discovery and automated vulnerability scanning of their Amazon EC2 and Amazon VPC instances.

•

Announced QualysGuard Web Application Scanning (WAS) 3.0, which includes malware detection for websites and integration with Burp Suite for attack simulation, along with advanced scanning configurations and reporting enhancements.

•	Expanded free BrowserCheck service to help businesses and individuals continuously monitor browsers’ software, operating system settings and security patches on users’ PCs.

•	Enhanced popular FreeScan service with new comprehensive audits for Patch Tuesday vulnerabilities, OWASP threats and SCAP configuration for both internal and external systems.

Industry Recognition and Customer Validation:

•	Recognized by SC Magazine readers for the sixth time as best vulnerability management tool for QualysGuard VM.

•

The Microsoft Information Security & Risk Management team recently published a case study on their use of WAS to efficiently evaluate the security of hundreds of web applications that come online every year around the world. To read more, please visit: https://www.qualys.com/customers/microsoft.

Channel Partners:

•

Joined forces with Verizon to deliver cloud-based IT security and compliance solutions to the Consulting Practice of Verizon’s Managed Security Services, leveraging the full suite of QualysGuard solutions.

•	Partnered with FireMon to deliver real-time network risk visibility and remediation through proactive attack simulation and threat detection.

Financial Performance Outlook

Second Quarter 2013 Guidance: Management expects revenues to be in the range of $25.9 million to $26.4 million. GAAP net income (loss) per diluted share is expected to be in the range of a loss of $0.01 to an income of $0.01 and non-GAAP net income per diluted share is expected to be in the range of $0.02 to $0.04 based on approximately 35.4 million weighted average diluted shares outstanding for the quarter.

Full Year 2013 Guidance: Full year 2013 guidance remains unchanged with management expecting revenues to be in the range of $106 million to $108 million. GAAP EPS is expected to be in the range of $0.02 to $0.06 per diluted share and non-GAAP EPS is expected to be in the range of $0.16 to $0.20 per diluted share based on approximately 35.7 million weighted average diluted shares outstanding for the full year.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2013 financial results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #32922322. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS), is a pioneer and leading provider of cloud security and compliance solutions with over 6,000 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The QualysGuard Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accuvant, BT, Dell SecureWorks, Fujitsu, NTT, Symantec, Verizon, and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our confidence in our outlook for 2013 as we continue to focus on innovation to drive revenue growth and generate value for our shareholders; our guidance for revenues, GAAP net income (loss) per diluted share and non-GAAP net income (loss) per diluted share for the second quarter and full year of 2013; and our expectations for the number of weighted average diluted shares outstanding for the second quarter and full year of 2013. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; customer acceptance and purchase of our existing solutions and new solutions; our ability to retain existing customers and generate new customers; the market for cloud solutions for IT security and compliance not continuing to develop; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 5, 2013. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of Four-Quarter Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA.

Qualys monitors Four-Quarter Bookings to understand sales trends for its business. Qualys believes this metric provides an additional tool for investors to use in assessing its business performance in a way that more fully reflects current business trends than reported revenues and reduces the variations in any particular quarter caused by customer subscription renewals. Qualys believes Four-Quarter Bookings reflects the material sales trends for its business because it includes sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Qualys also monitors non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA. Furthermore, Qualys uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues	$24,883	$21,191
Cost of revenues (1)	5,795	4,160

Gross profit	19,088	17,031
Operating expenses:
Research and development (1)	5,297	5,101
Sales and marketing (1)	10,168	9,246
General and administrative (1)	3,896	2,814

Total operating expenses	19,361	17,161

Loss from operations	(273)	(130)
Other income (expense), net:
Interest expense	(18)	(65)
Interest income	77	—
Other income (expense), net	(319)	(12)

Total other income (expense), net	(260)	(77)

Loss before provision for income taxes	(533)	(207)
Provision for income taxes	70	78

Net loss	$(603)	$(285)

Net loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.05)

Diluted	$(0.02)	$(0.05)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	31,494	5,260

Diluted	31,494	5,260

(1) Includes stock-based compensation as follows:

Cost of revenues	$93	$54
Research and development	208	148
Sales and marketing	283	199
General and administrative	365	275

Total stock-based compensation	$949	$676

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2012
Net loss	$(603)	$(285)
Change in foreign currency translation gain (loss), net of zero tax	(10)	(28)
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of zero tax	—	—
Less: reclassification adjustment for net gain (loss) included in net loss	(6)	—

Net change, net of zero tax	(6)	—

Other comprehensive loss, net	(16)	(28)

Comprehensive loss	$(619)	$(313)

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$47,105	$34,885
Short-term investments	45,541	83,547
Accounts receivable, net	19,032	24,545
Prepaid expenses and other current assets	4,328	4,377

Total current assets	116,006	147,354
Restricted cash	111	114
Long-term investments	32,557	—
Property and equipment, net	19,787	18,148
Intangible assets, net	2,704	2,811
Goodwill	317	317
Other noncurrent assets	1,241	1,574

Total assets	$172,723	$170,318

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,761	$2,031
Accrued liabilities	8,749	7,803
Deferred revenues, current	58,356	56,497
Capital lease obligations, current	1,122	1,183

Total current liabilities	69,988	67,514
Deferred revenues, noncurrent	7,847	8,616
Income taxes payable, noncurrent	613	594
Other noncurrent liabilities	990	1,231
Capital lease obligations, noncurrent	542	808

Total liabilities	79,980	78,763
Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	168,457	166,651
Accumulated other comprehensive loss	(1,051)	(1,035)
Accumulated deficit	(74,695)	(74,092)

Total stockholders’ equity	92,743	91,555

Total liabilities and stockholders’ equity	$172,723	$170,318

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(603)	$(285)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	2,119	1,750
Bad debt expense	44	11
Loss on disposal of property and equipment	2	4
Stock-based compensation	949	676
Non-cash interest expense	—	9
Amortization of premiums on investments	49	—
Changes in operating assets and liabilities:
Accounts receivable	5,469	5,159
Prepaid expenses and other assets	354	(388)
Accounts payable	(244)	807
Accrued liabilities	826	(734)
Deferred revenues	1,090	2,668
Other noncurrent liabilities	4	(49)

Net cash provided by operating activities	10,059	9,628

Cash flows from investing activities:
Purchases of investments	(59,916)	—
Sales of investments	65,309	—
Purchases of property and equipment	(3,650)	(2,927)

Net cash provided by (used in) investing activities	1,743	(2,927)

Cash flows from financing activities:
Proceeds from exercise of stock options	818	170
Principal payments under capital lease obligations	(328)	(748)

Net cash provided by (used in) financing activities	490	(578)

Effect of exchange rate changes on cash and cash equivalents	(72)	(25)

Net increase in cash and cash equivalents	12,220	6,098
Cash and cash equivalents at beginning of period	34,885	24,548

Cash and cash equivalents at end of period	$47,105	$30,646

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$80	$29

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FOUR-QUARTER BOOKINGS

(Unaudited)

(in thousands)

	Four Quarters Ended March 31,
	2013	2012
Revenues	$95,112	$79,713
Deferred revenues, current
Beginning of the Four-Quarter Period	48,354	37,773
Ending	58,356	48,354

Net change	10,002	10,581

Four-Quarter Bookings	$105,114	$90,294

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2012
Net loss	$(603)	$(285)
Depreciation and amortization of property and equipment	2,012	1,648
Amortization of intangible assets	107	102
Interest expense	18	65
Provision for income taxes	70	78

EBITDA	1,604	1,608
Stock-based compensation	949	676
Other (income) expense, net	242	12

Adjusted EBITDA	$2,795	$2,296

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
GAAP gross profit	$19,088	$17,031
Plus:
Stock-based compensation	93	54

Non-GAAP gross profit	$19,181	$17,085

GAAP loss from operations	$(273)	$(130)
Plus:
Stock-based compensation	949	676

Non-GAAP income from operations	$676	$546

GAAP net loss	$(603)	$(285)
Plus:
Stock-based compensation	949	676

Non-GAAP net income	$346	$391

Non-GAAP net income attributable to common stockholders	$346	$90

Non-GAAP net income per share attributable to common stockholders:
Basic	$0.01	$0.02

Diluted	$0.01	$0.02

Weighted average shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	31,494	5,260

Diluted	35,317	25,140

Qualys, Inc.

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Numerator:
Net loss	$(603)	$(285)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic	31,494	5,260

Weighted-average shares used in computing net loss per share attributable to common stockholders—diluted	31,494	5,260

Net loss per share attributable to common stockholders
Basic	$(0.02)	$(0.05)

Diluted	$(0.02)	$(0.05)